China Fire Hosts Compliance Training Conference to Explain the New Fire Code for the Iron & Steel Industry

BEIJING, January 14, 2008 — China Fire & Security Group, Inc. (NASDAQ: CFSG) (“China Fire” or “the Company”), a leading industrial fire protection products and solutions provider in China, hosted a compliance training conference for more than sixty representatives from eleven iron & steel companies. The three-day conference focused on the new fire code regulations for China’s iron and steel manufacturing factories. The new code was announced in April 2007 and became effective on January 1st of 2008.

Led by China’s Ministry of Construction and hosted by China Fire, the training conference was held in Beijing. Four of China’s ten largest iron & steel companies participated as well as representatives from other iron & steel manufacturing companies and two system installation companies.

At the conference, participants were thoroughly familiarized with the specific requirements of the new fire code and the new standards for fire protection systems for iron and steel plants constructed after the enforcement of the new code. China Fire, via its wholly owned subsidiary, Sureland Industrial Fire Safety Limited, was one of the two editorial members in drafting this new fire code.

With the introduction of this code, iron and steel companies must meet strict government safety standards requiring the strengthening of their fire protection capabilities in the construction of new plants. As the No.1 industrial fire protection system provider in China, China Fire has been working closely with its clients so that they are compliant with the new code in their expansion projects as well as in retrofitting their existing facilities.

“The compliance training was very helpful; it gave us clear operational guidance for when we design and implement our fire protection systems in the future. Manufacturing iron and steel is recognized as one of the most hazardous industries with a high probability of fire accidents. The introduction of the new fire codes in 2008 will guide all manufacturers to take proper fire protection measures. This will reduce the occurrence of fire hazards, ensuring employee safety and the safety of our facilities,” commented one company representative at the conference.

“We are very pleased that our compliance training was so well received. One hundred percent of the participants reported that they were extremely satisfied with our efforts. We know that they'd received the precisely targeted training they desired,” commented Mr. Brian Lin, CEO of China Fire.

Mr. Lin continued, “The iron and steel industry fire regulations are just one of the industry regulations that we have been developing together with central and provincial governments. China Fire has been drafting new fire codes for several different industries. We believe these efforts will strengthen our competitive advantage across manufacturing industries and will build a foundation for our future.”

About China Fire & Security Group, Inc.

China Fire & Security Group, Inc. (Nasdaq: CFSG - News), through its wholly owned subsidiaries, Sureland Industrial Fire Safety Limited ("Sureland") and Tianjin Tianxiao Fire Safety Equipment ("Tianxiao"), is a leading total solution provider of industrial fire protection systems in China. Leveraging on its proprietary technologies, China Fire is engaged primarily in the design, manufacture, sale and maintenance services of a broad product portfolio including the detection, controller, and fire extinguishers. Via its nationwide direct sales force, China Fire has built a solid client base including major companies in the iron and steel, power and petrochemical industries throughout China. China Fire has a seasoned management team with strong focus on standards and technologies. Currently, China Fire has 43 issued patents covering fire detection, system control and fire extinguishing technologies. Founded in 1995, China Fire is headquartered in Beijing with about 500 employees in more than 30 sales offices throughout China.

Cautionary Statement Regarding Forward Looking Information

This presentation may contain forward-looking information about China Fire & Security Group, Inc. and its wholly owned subsidiary Sureland which are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward- looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as ''believe,'' ''expect,'' ''may,'' ''will,'' ''should,'' ''project,'' ''plan,'' ''seek,'' ''intend,'' or ''anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Fire & Security Groups' future performance, operations and products. This and other ''Risk Factors'' contained in China Fire & Security Groups' public filings with the SEC.

For more information, please contact:

China Fire & Security Group, Inc.
Robert Yuan, Chief Accounting Officer
Tel:       +86-10-84417848
Email: ir@chinafiresecurity.com